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                                                                    Exhibit 99.2


                                 REVOCABLE PROXY
                  CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED

            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ______ __, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Corporate Property Associates 10 Incorporated appoints Anne R. Coolidge and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 10 Incorporated at the Special Meeting of shareholders to be held on ________ ___, 2002 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1. To adopt the Merger Agreement and approve the Merger as described in the Prospectus in which Corporate Property Associates 10 Incorporated will be merged with and into Carey Institutional Properties Incorporated. Investors in Corporate Property Associates 10 Incorporated will be offered the opportunity to exchange their shares of Corporate Property Associates 10 Incorporated common stock for either Carey Institutional Properties Incorporated common shares or promissory notes as described in the Prospectus.

        / /   FOR                                / /   AGAINST

2. Merger consideration election. If you vote AGAINST the Merger, you can not elect to receive a promissory note - you will automatically receive Carey Institutional Property shares if the Merger is approved. Also, only shareholders of record as of ______, 2002 may elect to receive a promissory note.

        / /   CAREY INSTITUTIONAL PROPERTIES     / /   PROMISSORY NOTE
              INCORPORATED COMMON STOCK

Please vote by placing an X in one of the boxes in each voting category above, and sign your name at the bottom of the card. You must place an X in one, and only one, of the boxes in each voting category in order for your vote to be counted.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE APPROVAL OF THE MERGER AGREEMENT AND MERGER, AND
(2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

                                  Dated: ____________________________, 2002



                                  _________________________________________
                                  Signature of Shareholder



                                  _________________________________________
                                  Signature of Shareholder

                                  SIGNATURE(S) MUST CORRESPOND EXACTLY WITH
                                  NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign